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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Form S-3 (No. 333-192319) of One Liberty Properties, Inc. and in the related Prospectus,

  (2)
  Form S-3 (No. 333-207915) of One Liberty Properties, Inc. and in the related Prospectus,

  (3)
  Form S-8 (No. 333-107038) pertaining to the One Liberty Properties, Inc. 2003 Incentive Plan,

  (4)
  Form S-8 (No. 333-160326) pertaining to the One Liberty Properties, Inc. 2009 Incentive Plan, and

  (5)
  Form S-8 (No. 333-182081) pertaining to the One Liberty Properties, Inc. 2012 Incentive Plan;

of our reports dated March 15, 2016, with respect to the consolidated financial statements and schedule of One Liberty Properties, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of One Liberty Properties, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
New York, New York
March 15, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm